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                                                                      EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Northwestern Steel and Wire Company on Form S-8 (File No. 33-56412, 33-67788 and 33-53471) of our reports dated September 12, 1996 on our audits of the consolidated financial statements and financial statement schedule of Northwestern Steel and Wire Company as of July 31, 1996 and 1995 and for the years ended July 31, 1996, 1995 and 1994, which reports are included in this annual report on Form 10-K.
                                          COOPERS & LYBRAND L.L.P.
Chicago, Illinois
October 29, 1996